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WHITESTONE REIT

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED JUNE 30, 2014

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Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of June 30, 2014, we owned
60 Community Centered Properties TM with approximately 5.0 million square feet of gross leasable
60 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
5.0 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,232 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Houston	deliver needed services to the surrounding community. We focus on properties with smaller rental
Dallas	spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 22.7 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.4 Million	feet) and, as of June 30, 2014, provided a 47% premium rental rate compared to our larger space tenants. The largest of our 1,232 tenants comprised less than 1.9% of our annualized base rental revenues for the three months ended June 30, 2014.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR inc.
Annualized: $ 1.1400	Suzy Taylor, Director of Investor Relations			Brad Cohen
Dividend Yield: 7.6%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of August 4, 2014	Maxim Group	Robert W. Baird & Co.	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	Jonathon Pong	Merril Ross
of $14.99 as of close of market on	212.895.3641	203.425.2740	703.669.9255
August 4, 2014.	mdiana@maximgrp.com	jpong@rwbaird.com	mross@wundernet.com

Press Release
WHITESTONE REIT’S VALUE ADD BUSINESS MODEL
PRODUCES STRONG OPERATING RESULTS

- Funds From Operations Core Increased $1.7 Million, to $0.29 per share -
- Net Income of $1.3 Million Grew 27.6% -
- Revenue Increased 20% to $17.7 Million -
- Property Net Operating Income Grew 20% to $11.3 Million -
- Realized Rent Growth on New and Renewal Leases of 7.5% on a GAAP Basis -
- Leased 220,513 Square Feet Adding $14.8 Million in Lease Value -
- Company Reiterates 2014 Annual Guidance -

Houston, Texas, August 5, 2014 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the second quarter of 2014.

“Whitestone’s year-over-year per share/unit growth in funds from operations core, revenue and net operating income is a result of adding value through accretive property acquisitions, and the execution of our Community Centered PropertyTM business model, primarily focused on community service based tenants,” said James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone. Mastandrea added, “We continue to build economies of scale in our target markets, enhancing our already strong portfolio that is producing solid year over year results. Our pipeline of new acquisitions and leases remains active and additional selective development of our existing properties is ongoing and expected to contribute to our future operating results.”

Financial Results: Second Quarter 2014 Compared to Second Quarter 2013

•	Funds From Operations ("FFO") Core increased 35%, or approximately $1.7 million, to $6.6 million from $4.9 million.

•
FFO Core per diluted common share and Operating Partnership ("OP") unit was $0.29, as compared to $0.28 per diluted common share and OP unit for the same period of 2013. FFO Core excludes non-cash share-based compensation expense related to the expected vesting of restricted share and unit grants of $1.2 million and $0.3 million, or $0.05 and $0.02 per diluted common share and OP unit in the second quarter of 2014 and 2013, respectively. FFO Core also excludes acquisition expenses of $0.2 million and $0.3 million in the second quarter of 2014 and 2013, respectively, and includes rental support payments of $0.1 million in 2014.

•
FFO increased 21% to $5.2 million in the second quarter. FFO per diluted common share and OP unit was $0.22 in the second quarter 2014, as compared to $0.24 per diluted common share and OP unit for the second quarter 2013.

•	Net Income was $1.3 million or $0.06 per diluted common share as compared to $1.0 million, or $0.06 per diluted common share in the prior year.

•	Total revenues increased 20% to $17.7 million compared to $14.8 million.

•	Property net operating income ("NOI") increased by 20% to $11.3 million as compared to $9.4 million.

Leasing Activity

The leasing team signed 102 leases totaling 220,513 square feet in new, expansion, and renewal leases in the second quarter of 2014 as compared to 87 leases totaling 207,609 square feet in the second quarter of 2013. The average lease size in the second quarter of 2014 was 2,162 square feet with the total lease value added increasing 28.7% to $14.8 million from the first quarter of 2014.

The Company’s total occupancy was 86.0% as of the end of the second quarter 2014, up 20 basis points and 40 basis points as compared to the first quarter of 2014 and the prior year, respectively. The physical occupancy of the Operating Portfolio, which excludes new acquisitions and properties that are undergoing significant redevelopment or re-tenanting, was 86.0% as of June 30, 2014, compared to 86.0% and 86.9% in the previous quarter and prior year, respectively.

Subsequent Events

On July 1, 2014, the Company acquired Heritage Trace Plaza, for approximately $20.1 million in cash and net prorations. The 70,431 square foot, Class “A” property was 98% leased at the time of purchase and is located in Fort Worth, Texas. The acquisition is expected to contribute to cash flow beginning with the third quarter of this year. Proceeds from Whitestone's credit facility of $20.0 million were used for the acquisition and Whitestone's remaining borrowing capacity was $17.2 million.

Community Centered PropertiesTM Portfolio Statistics

As of June 30, 2014, Whitestone owned 60 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area, including six development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and as of June 30, 2014, provided a 47% premium rental rate compared to Whitestone's larger space tenants. As of June 30, 2014, the Company serviced 1,232 tenants throughout its portfolio. No single tenant accounted for more than 1.9% of the Company's annualized base rental revenues as of June 30, 2014.

Balance Sheet and Liquidity

As of June 30, 2014, Whitestone had $263.6 million of real estate debt. Real estate debt as a percentage of total market capitalization was 44% as of June 30, 2014 and the Company's ratio of EBITDA to interest expense, excluding amortization of loan fees, was 3.4x in the second quarter of 2014.

Whitestone had 43 properties unencumbered by mortgage debt as of June 30, 2014, with an undepreciated cost basis of $363.2 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $548.5 million and $546.3 million as of June 30, 2014 and December 31, 2013, respectively. As of June 30, 2014, $176.3 million, or approximately 67%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt and on fixed-rate debt as of the end of the second quarter of 2014 was 3.3% and 3.8%, respectively.

At quarter end, Whitestone had $5.0 million of cash available on its balance sheet, and after giving effect to the acquisition of Heritage Trace Plaza described in "Subsequent Events" above, $17.2 million of available capacity under its credit facility.

For the second quarter ended June 30, 2014, under the Company's on-going At-The-Market equity distribution program, the Company sold 377,983 common shares, generating net proceeds of approximately $5.3 million.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2014, paid or to be paid in three equal installments of $0.095 in July, August and September. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Earnings Guidance

Whitestone is reiterating its 2014 guidance:

•	FFO Core in the range of $1.09 to $1.18 per diluted share and OP unit;

•	FFO in the range of $0.88 to $0.97 per diluted share and OP unit; and

•	EPS in the range of $0.22 to $0.30 per diluted share. Guidance for EPS excludes gains on real estate transactions.

Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Wednesday, August 6, 2014 at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-888-713-3596 for domestic participants or 1-913-312-1451 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through August 20, 2014, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 7991053. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the second quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone’s diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,232 tenants comprised less than 1.9% of its annualized base rental revenues as of June 30, 2014. Founded in 1998, the Company is internally managed with a portfolio of 60 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company’s ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$548,515	$546,274
Accumulated depreciation	(70,602)	(66,008)
Total real estate assets	477,913	480,266
Cash and cash equivalents	5,042	6,491
Marketable securities	982	877
Escrows and acquisition deposits	2,419	2,095
Accrued rents and accounts receivable, net of allowance for doubtful accounts	10,316	9,929
Unamortized lease commissions and loan costs	5,910	6,227
Prepaid expenses and other assets	2,543	2,089
Total assets	$505,125	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$264,123	$264,277
Accounts payable and accrued expenses	12,405	12,773
Tenants' security deposits	3,807	3,591
Dividends and distributions payable	6,609	6,418
Total liabilities	286,944	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2014 and December 31, 2013	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 22,683,913 and 21,943,700 issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	23	22
Additional paid-in capital	299,291	291,571
Accumulated deficit	(84,911)	(75,721)
Accumulated other comprehensive loss	(242)	(54)
Total Whitestone REIT shareholders' equity	214,161	215,818
Noncontrolling interest in subsidiary	4,020	5,097
Total equity	218,181	220,915
Total liabilities and equity	$505,125	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Property revenues
Rental revenues	$13,839	$11,812	$27,812	$22,813
Other revenues	3,835	2,983	7,649	5,851
Total property revenues	17,674	14,795	35,461	28,664

Property expenses
Property operation and maintenance	4,142	3,348	7,802	6,413
Real estate taxes	2,251	2,012	4,561	3,810
Total property expenses	6,393	5,360	12,363	10,223

Other expenses (income)
General and administrative	3,582	2,516	6,539	4,960
Depreciation and amortization	3,908	3,260	7,816	6,333
Interest expense	2,449	2,613	4,821	5,062
Interest, dividend and other investment income	(19)	(69)	(40)	(88)
Total other expense	9,920	8,320	19,136	16,267

Income before loss on disposal of assets and income taxes	1,361	1,115	3,962	2,174

Provision for income taxes	(57)	(72)	(141)	(137)
Loss on sale or disposal of assets	(24)	(40)	(109)	(48)

Net income	1,280	1,003	3,712	1,989

Less: Net income attributable to noncontrolling interests	27	33	87	70

Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.16	$0.11

Weighted average number of common shares outstanding:
Basic	22,235	16,891	22,030	16,855
Diluted	22,443	17,111	22,192	17,073

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,280	$1,003	$3,712	$1,989

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(259)	761	(297)	493
Unrealized gain (loss) on available-for-sale marketable securities	22	(88)	105	215

Comprehensive income	1,043	1,676	3,520	2,697

Less: Comprehensive income attributable to noncontrolling interests	23	57	82	95

Comprehensive income attributable to Whitestone REIT	$1,020	$1,619	$3,438	$2,602

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$3,712	$1,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,816	6,333
Amortization of deferred loan costs	405	554
Amortization of notes payable discount	153	299
Gain on sale of marketable securities	—	(41)
Loss on sale or disposal of assets and properties	109	48
Bad debt expense	1,051	715
Share-based compensation	1,564	667
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(324)	1,619
Accrued rent and accounts receivable	(1,438)	(966)
Unamortized lease commissions	(570)	(517)
Prepaid expenses and other assets	334	246
Accounts payable and accrued expenses	(797)	(2,990)
Tenants' security deposits	216	324
Net cash provided by operating activities	12,231	8,280
Cash flows from investing activities:
Acquisitions of real estate	—	(58,403)
Additions to real estate	(4,990)	(2,476)
Proceeds from sales of marketable securities	—	747
Net cash used in investing activities	(4,990)	(60,132)
Cash flows from financing activities:
Distributions paid to common shareholders	(12,598)	(9,639)
Distributions paid to OP unit holders	(310)	(363)
Proceeds from issuance of common shares, net of offering costs	5,267	—
Payments of exchange offer costs	(6)	(23)
Proceeds from notes payable	—	20,200
Proceeds from revolving credit facility, net	3,000	58,400
Repayments of notes payable	(4,019)	(15,844)
Payments of loan origination costs	—	(1,403)
Repurchase of common shares	(24)	—
Net cash provided by (used in) financing activities	(8,690)	51,328
Net decrease in cash and cash equivalents	(1,449)	(524)
Cash and cash equivalents at beginning of period	6,491	6,544
Cash and cash equivalents at end of period	$5,042	$6,020

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Six Months Ended June 30,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,447	$4,597
Cash paid for taxes	238	237
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$2,560	$185
Financed insurance premiums	$888	$883
Value of shares issued under dividend reinvestment plan	$50	$47
Accrued offering costs	$—	$13
Value of common shares exchanged for OP units	$870	$1,056
Change in fair value of available-for-sale securities	$105	$215
Change in fair value of cash flow hedge	$(297)	$493
Debt assumed with acquisitions of real estate	$—	$11,100
Interest supplement assumed with acquisition of real estate	$—	$932

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919
Depreciation and amortization of real estate assets	3,871	3,239	7,772	6,289
Loss on disposal of assets	24	40	109	48
Net income attributable to noncontrolling interests	27	33	87	70
FFO	5,175	4,282	11,593	8,326

Non cash share-based compensation expense	1,234	311	1,607	667
Acquisition costs	162	344	308	482
Rent support agreement payments received	76	—	156	—
FFO-Core	$6,647	$4,937	$13,664	$9,475

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$5,175	$4,282	$11,593	$8,326
Distributions paid on unvested restricted common shares	(54)	(11)	(73)	(22)
FFO excluding amounts attributable to unvested restricted common shares	$5,121	$4,271	$11,520	$8,304
FFO-Core excluding amounts attributable to unvested restricted common shares	$6,593	$4,926	$13,591	$9,453

Denominator:
Weighted average number of total common shares - basic	22,235	16,891	22,030	16,855
Weighted average number of total noncontrolling OP units - basic	507	586	531	619
Weighted average number of total commons shares and noncontrolling OP units - basic	22,742	17,477	22,561	17,474

Effect of dilutive securities:
Unvested restricted shares	208	220	162	218
Weighted average number of total common shares and noncontrolling OP units - dilutive	22,950	17,697	22,723	17,692

FFO per common share and OP unit - basic	$0.23	$0.24	$0.51	$0.48
FFO per common share and OP unit - diluted	$0.22	$0.24	$0.51	$0.47

FFO-Core per common share and OP unit - basic	$0.29	$0.28	$0.60	$0.54
FFO-Core per common share and OP unit - diluted	$0.29	$0.28	$0.60	$0.53

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919
General and administrative expenses	3,582	2,516	6,539	4,960
Depreciation and amortization	3,908	3,260	7,816	6,333
Interest expense	2,449	2,613	4,821	5,062
Interest, dividend and other investment income	(19)	(69)	(40)	(88)
Provision for income taxes	57	72	141	137
Loss on disposal of assets	24	40	109	48
Net income attributable to noncontrolling interests	27	33	87	70
NOI	$11,281	$9,435	$23,098	$18,441

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919
Depreciation and amortization	3,908	3,260	7,816	6,333
Interest expense	2,449	2,613	4,821	5,062
Provision for income taxes	57	72	141	137
Loss on disposal of assets	24	40	109	48
Net income attributable to noncontrolling interests	27	33	87	70
EBITDA	$7,718	$6,988	$16,599	$13,569

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2014	2014	2013	2013
Net income attributable to Whitestone REIT	$1,253	$2,372	$1,261	$614
Depreciation and amortization	3,908	3,908	3,646	3,450
Interest expense	2,449	2,372	2,486	2,602
Provision for income taxes	57	84	78	90
Loss on disposal of assets	24	85	8	—
Net income attributable to noncontrolling interests	27	60	34	21
EBITDA	$7,718	$8,881	$7,513	$6,777

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Other Financial Information:

Tenant improvements (1)	$1,167	$782	$2,260	$1,705
Leasing commissions (1)	$295	$194	$651	$556
Scheduled debt principal payments	$325	$767	$730	$1,526
Straight line rent income	$110	$242	$476	$467
Market rent amortization income (loss) from acquired leases	$(60)	$16	$(151)	$49
Non-cash share-based compensation expense	$1,234	$311	$1,607	$667
Non-real estate depreciation and amortization	$36	$21	$44	$44
Amortization of loan fees	$203	$281	$405	$554
Acquisition costs	$162	$344	$308	$482
Undepreciated value of unencumbered properties	$363,235	$256,343	$363,235	$256,343
Number of unencumbered properties	43	27	43	27
Full time employees	78	68	78	68

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2014
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.0%	22,684
Operating partnership units outstanding	2.0%	466
Total	100.0%	23,150

Market price of common shares as of
June 30, 2014		$14.91

Total equity capitalization		345,167	57%

Debt Capitalization:
Outstanding debt		$264,123
Less: Cash and cash equivalents		(5,042)
		259,081	43%

Total Market Capitalization as of
June 30, 2014		$604,248	100%

SELECTED RATIOS:
	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$7,718	$8,881	$7,513	$6,777
Interest expense, excluding amortization of loan fees	2,246	2,170	2,264	2,334
Ratio of EBITDA to interest expense	3.4	4.1	3.3	2.9

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$548,515	$548,221	$546,274	$483,379

Outstanding debt	$264,123	$264,649	$264,277	$266,260
Less: Cash	(5,042)	(3,442)	(6,491)	(9,506)
Outstanding debt after cash	$259,081	$261,207	$257,786	$256,754
Ratio of debt to real estate assets	47%	48%	47%	53%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES

TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2014	December 31, 2013
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,500	$10,500
$50.0 million, 0.84% plus 1.75% to 2.50% Note, due February 3, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	36,550	37,000
$6.5 million 3.80% Note, due January 1, 2019	6,434	6,500
$20.2 million 4.28% Note, due June 6, 2023	20,200	20,200
$1.0 million 4.75% Note, due December 31, 2014	1,000	1,087
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,882	7,875
$11.1 million 5.87% Note, due August 6, 2016	11,754	11,900
$3.0 million 6.00% Note, due March 31, 2021	—	2,905
$0.9 million 2.97% Note, due November 28, 2014	493	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.75% to 2.50%, due February 3, 2017	87,800	84,800
	$264,123	$264,277

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2014
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2014	$1,200	$1,000	$2,200	0.8%
2015	1,820	—	1,820	0.7%
2016	2,104	11,125	13,229	5.0%
2017	2,288	145,638	147,926	56.0%
2018	2,296	9,560	11,856	4.5%
2019 and thereafter	6,795	80,297	87,092	33.0%
Total	$16,503	$247,620	$264,123	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties	June 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Retail	2,762,335	88%	88%	90%	87%
Office/Flex	1,201,672	87%	87%	91%	88%
Office	633,534	76%	75%	75%	77%
Total - Operating Portfolio	4,597,541	86%	86%	88%	86%
Redevelopment, New Acquisitions (1)	369,968	86%	83%	80%	77%
Total	4,967,509	86%	86%	87%	85%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix	$1,061	1.9%	7/12/2000, 5/8/1991 and 7/1/2000	2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	884	1.6%	12/9/1993, 10/9/2004 and 4/1/2009	2014, 2024 and 2029
Wells Fargo & Company (4)	Phoenix	636	1.1%	10/24/1996 and 4/16/1999	2016 and 2018
University of Phoenix	San Antonio	510	0.9%	10/18/2010	2018
Sports Authority	San Antonio	495	0.9%	1/1/2004	2015
Paul's Ace Hardware	Phoenix	460	0.8%	3/1/2008	2018
Walgreens Co. (5)	Phoenix	448	0.8%	11/3/1996 and 11/2/1987	2049 and 2027
Ross Dress for Less, Inc. (6)	San Antonio, Phoenix and Houston	443	0.8%	6/18/2012, 2/11/2009 and 2/7/2013	2023, 2020 and 2023
Rock Solid Images	Houston	363	0.7%	4/1/2004	2015
Pei Wei Asian Diner, LLC	Phoenix	357	0.6%	4/26/2004	2019
Super Bravo, Inc.	Houston	349	0.6%	6/15/2011	2023
Air Liquide America, L.P.	Dallas	329	0.6%	8/1/2001	2018
Sterling Jewelers, Inc.	Phoenix	326	0.6%	11/23/2004	2020
KinderCare Learning Centers LLC (7)	Phoenix	322	0.6%	5/7/2001 and 7/15/2000	2021 and 2035
Midland Financial Co.	Phoenix	320	0.6%	1/1/2006	2015
		$7,303	13.1%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2014 for each applicable tenant multiplied by 12.

(2)
As of June 30, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.8% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.6% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $292,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of June 30, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on December 9, 1993, and is scheduled to expire in 2014, was $61,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 1.3% of our total annualized base rental revenue.

(4)
As of June 30, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $522,000, which represents 0.9% of our total annualized base rental revenue.

(5)
As of June 30, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on November 5, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue.

(6)
As of June 30, 2014, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $158,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(7)
As of June 30, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $267,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 15, 2000, and is scheduled to expire in 2035, was $55,000, which represents 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
RENEWALS
Number of Leases	52	37	107	82
Total Square Feet (1)	122,983	88,161	218,044	162,048
Average Square Feet	2,365	2,383	2,038	1,976
Total Lease Value	$6,161,000	$5,373,000	$10,828,000	$8,922,000
NEW LEASES
Number of Leases	50	50	108	76
Total Square Feet (1)	97,530	119,448	234,189	176,458
Average Square Feet	1,951	2,389	2,168	2,322
Total Lease Value	$8,676,000	$7,937,000	15,506,000	11,468,000
TOTAL LEASES
Number of Leases	102	87	215	158
Total Square Feet (1)	220,513	207,609	452,233	338,506
Average Square Feet	2,162	2,386	2,103	2,142
Total Lease Value	$14,837,000	$13,310,000	$26,334,000	$20,390,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2014	66	$6,378,848	132,925	3.0	$293,446	$2.21	$15.03	$15.09	$(8,300)	(0.4)%	$139,878	7.5%
1st Quarter 2014	67	5,659,344	108,642	3.3	270,139	2.49	14.31	13.71	64,222	4.4%	169,843	12.0%
4th Quarter 2013	59	4,135,630	102,893	2.5	247,271	2.40	15.01	14.81	20,698	1.4%	83,231	5.7%
3rd Quarter 2013	53	5,753,820	156,660	2.9	534,534	3.41	12.91	13.72	(127,771)	(5.9)%	(60,495)	(2.9)%
Total - 12 months	245	$21,927,642	501,120	2.9	$1,345,390	$2.68	$14.21	$14.31	$(51,151)	(0.7)%	$332,457	4.9%

Comparable New Leases:
2nd Quarter 2014	17	$1,396,045	20,928	3.6	$177,422	$8.48	$17.99	$17.36	$13,378	3.6%	$75,688	26.3%
1st Quarter 2014	18	1,865,865	35,063	4.5	177,176	5.05	12.08	11.42	23,296	5.8%	65,137	18.0%
4th Quarter 2013	13	1,145,166	15,764	4.4	204,187	12.95	18.98	18.33	10,184	3.5%	18,471	6.7%
3rd Quarter 2013	21	1,313,538	34,583	3.0	117,321	3.39	10.99	12.30	(45,062)	(10.7)%	(28,611)	(7.0)%
Total - 12 months	69	$5,720,614	106,338	3.8	$676,106	$6.36	$13.91	$13.90	$1,796	0.1%	$130,685	9.8%

Comparable Renewal Leases:
2nd Quarter 2014	49	$4,982,803	111,997	2.8	$116,024	$1.04	$14.47	$14.67	$(21,678)	(1.4)%	$64,190	4.1%
1st Quarter 2014	49	3,793,479	73,579	2.7	92,963	1.26	15.37	$14.81	40,926	3.8%	104,706	9.9%
4th Quarter 2013	46	2,990,464	87,129	2.1	43,084	0.49	14.29	14.17	10,514	0.8%	64,760	5.5%
3rd Quarter 2013	32	4,440,282	122,077	2.9	417,213	3.42	13.45	14.13	(82,709)	(4.8)%	(31,884)	(1.9)%
Total - 12 months	176	$16,207,028	394,782	2.7	$669,284	$1.70	$14.28	$14.42	$(52,947)	(1.0)%	$201,772	3.7%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
2nd Quarter 2014	36	$8,457,970	95,059	4.9	$1,137,401	$11.97	$14.47
1st Quarter 2014	46	5,837,450	126,678	3.1	723,376	5.71	12.43
4th Quarter 2013	32	6,617,801	142,661	6.1	702,071	4.92	7.70
3rd Quarter 2013	45	7,256,999	109,219	3.9	1,120,481	10.26	12.48
Total - 12 months	159	$28,170,220	473,617	4.5	$3,683,329	$7.78	$11.43

Non-Comparable New Leases:
2nd Quarter 2014	33	$7,279,225	82,269	4.9	$1,112,628	$13.52	$14.17
1st Quarter 2014	40	4,964,491	105,196	3.1	652,989	6.21	12.44
4th Quarter 2013	32	6,617,801	142,661	6.1	702,071	4.92	7.70
3rd Quarter 2013	43	7,223,892	106,019	4.0	1,120,170	10.57	12.53
Total - 12 months	148	$26,085,409	436,145	4.6	$3,587,858	$8.23	$11.24

Non-Comparable Renewal Leases:
2nd Quarter 2014	3	$1,178,745	12,790	5.2	$24,773	$1.94	$16.40
1st Quarter 2014	6	872,959	21,482	3.0	70,387	3.28	12.42
4th Quarter 2013	—	—	—	—	—	—	—
3rd Quarter 2013	2	33,107	3,200	0.9	311	0.10	10.50
Total - 12 months	11	$2,084,811	37,472	3.6	$95,471	$2.55	$13.61

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2014	102	$14,836,818	227,984	3.8	$1,430,847	$6.28	$14.80
1st Quarter 2014	113	11,496,794	235,320	3.2	993,515	4.22	13.30
4th Quarter 2013	91	10,753,431	245,554	4.6	949,342	3.87	10.76
3rd Quarter 2013	98	13,010,819	265,879	3.3	1,655,015	6.22	12.73
Total - 12 months	404	$50,097,862	974,737	3.7	$5,028,719	$5.16	$12.85

New
2nd Quarter 2014	50	$8,675,270	103,197	4.6	$1,290,050	$12.50	$14.95
1st Quarter 2014	58	6,830,356	140,259	3.4	830,165	5.92	12.35
4th Quarter 2013	45	7,762,967	158,425	5.9	906,258	5.72	8.82
3rd Quarter 2013	64	8,537,430	140,602	3.7	1,237,491	8.80	12.16
Total - 12 months	217	$31,806,023	542,483	4.5	$4,263,964	$7.86	$11.76

Renewal
2nd Quarter 2014	52	$6,161,548	124,787	3.1	$140,797	$1.13	$14.67
1st Quarter 2014	55	4,666,438	95,061	2.8	163,350	1.72	14.70
4th Quarter 2013	46	2,990,464	87,129	2.1	43,084	0.49	14.29
3rd Quarter 2013	34	4,473,389	125,277	2.0	417,524	3.33	13.38
Total - 12 months	187	$18,291,839	432,254	2.8	$764,755	$1.77	$14.23

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2014
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2014	242	598,533	12.0%	$7,266	13.2%	$12.14
2015	273	744,556	15.0%	9,268	16.9%	12.45
2016	220	587,432	11.8%	7,969	14.5%	13.57
2017	163	501,342	10.1%	7,292	13.3%	14.54
2018	121	558,751	11.2%	7,410	13.5%	13.26
2019	112	378,404	7.6%	5,279	9.6%	13.95
2020	27	234,257	4.7%	2,587	4.7%	11.04
2021	18	146,643	3.0%	1,856	3.4%	12.66
2022	23	159,310	3.2%	2,003	3.7%	12.57
2023	13	135,753	2.7%	1,251	2.3%	9.22
Total	1,212	4,044,981	81.3%	$52,181	95.1%	$12.90

(1)	Lease expirations table reflects rents in place as of June 30, 2014, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2014 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2014 Financial Guidance

Guidance Summary

	2013	2014 Projected
	Actual	Low	High
Base Property NOI (1)	$38,635,000	$45,000,000	$46,300,000

Same Store Property NOI Growth (2)		4%	7%

Base Property % Leased at period end (1)	86.8%	87.0%	89.0%

Acquisitions	$131,000,000	$40,000,000	$80,000,000
Dispositions	$—	$10,000,000	$20,000,000
New Development	$—	$10,000,000	$20,000,000

FFO Core per common share and OP unit	$1.10	$1.09	$1.18

FFO per common share and OP unit	$0.91	$0.88	$0.97

Guidance Rollforward

	2014 Projected
	Low	High
2013 FFO Core per common share and OP unit	$1.10	$1.10

NOI
Same Store Property Growth (2)	0.06	0.11
Full Year NOI from 2013 Acquisitions (3)	0.20	0.22
2014 Acquisitions	0.05	0.10
2014 Dispositions	(0.01)	(0.02)

General and administrative	(0.04)	(0.05)
Net Interest Expense	(0.03)	(0.04)

Before change in weighted average shares	$1.33	$1.42

Change in Weighted Average Shares	(0.24)	(0.24)

2014 FFO Core Range	$1.09	$1.18

(1)	Reflects properties owned as of December 31, 2013.

(2)	Reflects properties owned for the full year ended December 31, 2013.

(3)	Reflects difference between full year of NOI for properties acquired in 2013 and partial year in 2013.

Whitestone REIT and Subsidiaries 2014 Financial Guidance (continued)

Reconciliation of FFO and FFO Core Guidance to Net Income Per Share
(All numbers are per diluted share)

Funds from Operations Guidance:	Full Year 2013	Full Year 2014 Projected
	Actual	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.21	$0.30

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization and other amounts	0.71	0.67	0.67

Funds from Operations	$0.91	$0.88	$0.97

Adjustments to reconcile FFO to FFO Core:
All other non-core amounts	0.19	0.21	0.21

Funds from Operations Core	$1.10	$1.09	$1.18

Whitestone REIT and Subsidiaries Property Details As of June 30, 2014

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$918	$12.64	$12.64
Anthem Marketplace	Phoenix	2000	113,293	100%	1,532	13.52	13.52
Bellnott Square	Houston	1982	73,930	37%	307	11.22	11.04
Bissonnet Beltway	Houston	1978	29,205	95%	324	11.68	11.21
Centre South	Houston	1974	39,134	89%	329	9.45	8.90
The Citadel	Phoenix	1985	28,547	91%	434	16.71	17.51
Desert Canyon	Phoenix	2000	62,533	80%	612	12.23	12.49
Fountain Square	Phoenix	1986	118,209	75%	1,546	17.44	16.34
Gilbert Tuscany Village	Phoenix	2009	49,415	63%	491	15.77	18.69
Holly Knight	Houston	1984	20,015	100%	371	18.54	18.09
Headquarters Village	Dallas	2009	89,134	85%	2,052	27.08	27.61
Kempwood Plaza	Houston	1974	101,008	90%	816	8.98	8.87
Lion Square	Houston	1980	117,592	77%	972	10.73	10.93
MarketPlace At Central	Phoenix	2000	111,130	91%	633	6.26	7.59
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	93%	1,577	14.28	14.28
Paradise Plaza	Phoenix	1993	125,898	94%	1,677	14.17	14.26
Pinnacle of Scottsdale	Phoenix	1991	113,108	94%	1,911	17.97	18.12
Providence	Houston	1980	90,327	88%	709	8.92	8.18
Shaver	Houston	1978	21,926	93%	260	12.75	12.01
Shops at Pecos Ranch	Phoenix	2009	78,767	94%	1,549	20.92	20.92
Shops at Starwood	Dallas	2006	55,385	97%	1,373	25.56	27.10
South Richey	Houston	1980	69,928	100%	647	9.25	9.70
Spoerlein Commons	Chicago	1987	41,455	88%	757	20.75	20.83
SugarPark Plaza	Houston	1974	95,032	99%	1,001	10.64	10.70
Sunridge	Houston	1979	49,359	88%	450	10.36	9.81
Sunset at Pinnacle Peak	Phoenix	2000	41,530	79%	524	15.97	15.97
Terravita Marketplace	Phoenix	1997	102,733	97%	1,391	13.96	13.41
Torrey Square	Houston	1983	105,766	80%	717	8.47	8.19
Town Park	Houston	1978	43,526	100%	811	18.63	18.70
Village Square at Dana Park	Phoenix	2009	310,979	82%	5,011	19.65	21.37
Webster Pointe	Houston	1984	26,060	100%	276	10.59	10.05
Westchase	Houston	1978	49,573	93%	513	11.13	12.40
Windsor Park	San Antonio	1992	196,458	97%	2,039	10.70	10.26
			2,762,335	88%	34,530	14.20	14.40
Office/Flex Communities:
Brookhill	Houston	1979	74,757	88%	$251	$3.82	$3.77
Corporate Park Northwest	Houston	1981	185,627	80%	1,607	10.82	10.94
Corporate Park West	Houston	1999	175,665	96%	1,583	9.39	9.35
Corporate Park Woodland	Houston	2000	99,937	97%	979	10.10	9.51

Whitestone REIT and Subsidiaries Property Details As of June 30, 2014 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Dairy Ashford	Houston	1981	42,902	99%	274	6.45	6.22
Holly Hall Industrial Park	Houston	1980	90,000	100%	778	8.64	8.26
Interstate 10 Warehouse	Houston	1980	151,000	81%	587	4.80	4.64
Main Park	Houston	1982	113,410	100%	810	7.14	7.05
Plaza Park	Houston	1982	105,530	60%	635	10.03	9.98
Westbelt Plaza	Houston	1978	65,619	68%	434	9.73	9.14
Westgate Service Center	Houston	1984	97,225	87%	511	6.04	6.03
			1,201,672	87%	8,449	8.08	7.94
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	63%	$943	$11.89	$13.46
Featherwood	Houston	1983	49,760	90%	798	17.82	18.51
Pima Norte	Phoenix	2007	35,110	51%	240	13.40	15.92
Royal Crest	Houston	1984	24,900	75%	190	10.17	15.05
Uptown Tower	Dallas	1982	253,981	77%	3,033	15.51	17.31
Woodlake Plaza	Houston	1974	106,169	89%	1,562	16.53	16.47
Zeta Building	Houston	1982	37,740	90%	379	11.16	16.07
			633,534	76%	7,145	14.84	16.51

Total/Weighted Average- Operating Portfolio			4,597,541	86%	50,124	12.68	12.96

Corporate Park Woodland II	Houston	1972	16,220	87%	$192	$13.61	$14.10
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,681	16.97	17.21
Market Street at DC Ranch	Phoenix	2003	242,459	85%	3,381	16.41	17.15
Total/Weighted Average - Redevelopment, New Acquisitions (4)			369,968	86%	5,254	16.51	17.09

Anthem Marketplace	Phoenix	N/A	—	—%	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—%	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—%	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—%	—	—	—

Grand Total/Weighted Average			4,967,509	86%	$55,378	$12.96	$13.27

(1)
Calculated as the tenant's actual June 30, 2014 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2014. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2014 equaled approximately $208,000 for the month ended June 30, 2014.

(2)	Calculated as annualized base rent divided by square feet leased as of June 30, 2014. Excludes vacant space as of June 30, 2014.

(3)
Represents (i) the contractual base rent for leases in place as of June 30, 2014, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of June 30, 2014.

(4)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of June 30, 2014, these properties are held for development and, therefore, had no gross leasable area.